                                                                    Exhibit 10.8


This Document Prepared By and
After Recording Return To:
Bruce J. Parker, Esq.
Kaplan, Strangis and Kaplan, P.A.
90 South Seventh Street, Suite 5500
Minneapolis, MN  55402



                    LEASEHOLD MORTGAGE AND SECURITY AGREEMENT
                               TO SECURE GUARANTY

            THIS LEASEHOLD MORTGAGE AND SECURITY AGREEMENT TO SECURE GUARANTY (the "Mortgage") is made this 12th day of March, 2002, between __________________________ ("Mortgagor"), whose address is 200 East Broward Blvd, Suite 920, Ft. Lauderdale, Florida 33301, and AGHI FINANCE CO, LLC, a Delaware limited liability company (the "Mortgagee") whose address is 2575 Vista del Mar Drive, Ventura, CA 93001.

                                    RECITALS:

            Holiday RV Superstores, Inc., a Delaware corporation (the "Borrower") entered into that certain Loan and Security Agreement in favor of Mortgagee, dated March 12, 2002 (the "Loan Agreement"), related to indebtedness in the current principal amount of $1,600,000 (the "Loan"), which, together with interest and other charges due thereon, the final payment of which, if not sooner called by Mortgagee, is due as provided in the Loan Agreement. (The Loan Agreement and all other documents executed in connection with the Loan Agreement, including, but not limited to, the promissory note, guarantees, other mortgages, deeds of trust, security agreements, financing statements, assignments of rents, and guaranties, shall be collectively referred to as the "Loan Documents").

            As a condition of Mortgagee's willingness to enter into the Loan Agreement and making the Loan, Mortgagee has required that Mortgagor executed and deliver a Guaranty of even date (the "Guaranty").

            NOW, THEREFORE, to secure the performance by Mortgagor of all covenants and conditions of the Guaranty, including the payment of interest, principal, fees, other charges and expenses, and all existing or future guaranties, or other indebtedness owed by Mortgagor to Mortgagee, including, without limitation, all future advances, obligatory or otherwise, notwithstanding that such indebtedness is secured by other mortgages, and including all expenses or obligations incurred by Mortgagee pursuant to any existing or future mortgage, loan or security agreement (collectively, the "Obligations"), and in order to charge the properties, interests, and rights hereinafter described with such payment and performance, and for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), Mortgagor does hereby mortgage to Mortgagee and, where applicable, grant a security interest in:

                          I. THE MORTGAGED PROPERTY

            (A) All of the land in the County of _________, State of ________, described on EXHIBIT A attached hereto and made a part hereof, to have and to hold the same, together with each and every tenement, hereditament, easement, right, power, privilege, immunity, and appurtenance thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, and also the estate, right, title, interest, homestead, right of dower, separate estate, property, possession, and claim whatsoever in law as well as in equity of Mortgagor of, in, and to the same in every part and parcel thereof unto Mortgagee in leasehold title pursuant to the lease described on EXHIBIT B attached hereto. The real property described on Exhibit A is commercial property and does not constitute the homestead of any individual.

            (B) (i) All personal property and fixtures now or hereafter affixed to or located on the property described in Paragraph A hereof which is deemed to be fixtures and a part of the real property under applicable law; (ii) all articles of personal property and all materials delivered to the property described in Paragraph A hereof for use in any way thereof, and owned by Mortgagor; (iii) all contract rights, general intangibles, actions, and rights in action, including, without limitation, all rights to insurance policies and proceeds; (iv) all equipment including, without limitation, parts, accessories, attachments, special tools, additions, and accessions thereto; and (v) all proceeds, products, replacements, additions, substitutions, renewals, and accessions of any of the foregoing items. This Mortgage is a self-operative security agreement with respect to the above described property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements, and other instruments as Mortgagee may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property. Mortgagee shall have all the rights and remedies, in addition to those specified herein, of a secured party under the _________ Uniform Commercial Code.

            (C) All rents, issues, profits, revenue, income, accounts, proceeds, and other benefits flowing or derived from the property described in Paragraphs
(A) and (B) hereof, provided, however, that permission is hereby given to Mortgagor so long as no default has occurred hereunder, to collect, receive, and use such benefits from the property as they become due and payable, but not in advance thereof.

            Everything referred to in Paragraphs (A), (B), and (C) hereof, and any additional property hereafter acquired by Mortgagor and subject to the lien of this Mortgage, or any part of these properties, is herein referred to as the "Mortgaged Property."

            PROVIDED, HOWEVER, that this Mortgage secures a maximum of $1,600,000.00 of the Obligations of the Mortgagor to the Mortgagee; and

            PROVIDED ALWAYS, that if Mortgagor shall pay to Mortgagee all sums due under the Loan at the time and in the manner stipulated in the Loan Documents, and in all other instruments securing the Loan, and faithfully perform all the covenants and agreements in this Mortgage, and in all other instruments securing the Loan, to be kept, performed, or observed by Mortgagor, then this Mortgage shall cease and be void.

                          II. COVENANTS OF MORTGAGOR

            2.1. Compliance with Loan Documents. Mortgagor shall comply with all provisions hereof, of the Loan Agreement, and of the Loan Documents, and will promptly pay to Mortgagee the principal with interest thereon, and all other sums required to be paid by Mortgagor under the Loan and the Loan Documents.

            2.2. Payment of Taxes and Liens. Mortgagor shall pay all taxes, assessments, liens, levies, liabilities, obligations, and encumbrances of every nature and kind whether now or hereafter imposed, levied, or assessed on the Mortgaged Property, this Mortgage, or the indebtedness secured hereby. Without limiting the generality of the foregoing, the Mortgagor shall pay all obligations secured by Mortgages having priority hereto, and an event of default upon such prior encumbrances shall be a default hereunder. All such payments shall be made when due and payable before they become delinquent and before any interest attaches or any penalty is incurred; provided, however, that the Mortgagor may withhold tax payments which are contested in good faith by appropriate judicial or administrative proceedings for so long as such tax delinquency does not adversely affect the mortgage or lien hereunder. Insofar as any such lien or encumbrance is of record, the same shall be promptly satisfied or released and evidence of such satisfaction or release shall be given to Mortgagee.

            2.3. Insurance. Mortgagor shall keep the improvements now existing or hereafter erected on the Mortgaged Property and all parts of the Mortgaged Property insured as may be required from time to time by Mortgagee against loss by fire or other casualty and contingency in such amounts and for such periods as may be required by Mortgagee, and to pay promptly, when due, all premiums for such insurance. All such insurance shall be carried with companies approved by Mortgagee and the policy and renewals thereof shall be held by Mortgagee and have attached thereto loss payable clauses in favor of and in form acceptable to Mortgagee. In the event of loss, Mortgagor shall give immediate notice by mail to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payments for such loss directly to Mortgagee instead of to Mortgagor, or to Mortgagor and Mortgagee jointly, and the insurance proceeds or any part thereof may be applied by Mortgagee, at its option, after deducting therefrom all of its expenses, including, without limitation, attorney's fees and costs, either to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, all right, title, and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee. Mortgagor shall deliver to Mortgagee a certificate or certificates of insurance evidencing the foregoing coverages in force and effect, naming Mortgagee an additional loss payee and providing the insurer shall give Mortgagee not less than 30 days notice of cancellation, termination, or non-renewal.

            2.4. Condemnation. If all or any material part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage or taking by any governmental authority or any other authority authorized by the laws of the State of ________ or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, then the maximum outstanding indebtedness and other sums secured hereby shall, at the option of Mortgagee, become immediately due and payable. Mortgagee is hereby authorized, at its option, to commence, appear in, and prosecute, in its own or Mortgagor's name, any action, or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action, and proceeds, and any other payments or relief, and the rights thereto, are hereby assigned by Mortgagor to Mortgagee, who, after deducting therefrom any amounts due upon senior encumbrances, and all of its expenses, including attorney's fees and costs, may release any monies so received by it for the benefit of Mortgagor, without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby, this Mortgage, or any other instruments securing the Loan. Any balance of such monies then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action, and proceeds as Mortgagee may require. For the purposes of this paragraph, a "material part" shall mean such portion of the Mortgaged Property that the removal of which would render it impracticable to be used for its intended purpose.

            2.5. Care of Mortgaged Property. Mortgagor shall not remove or demolish any building or other property forming a part of the Mortgaged Property without the prior written consent of Mortgagee, nor permit, commit, or suffer any waste, impairment, or deterioration of the Mortgaged Property or any part thereof, and shall keep the same and the improvements thereof in good condition and repair. Mortgagor shall notify Mortgagee in writing within five (5) days of any injury, damage, or impairment of or occurring on the Mortgaged Property including, without limitation, serious injury or loss by death or otherwise occurring on the Mortgaged Property. Mortgagee may, at Mortgagee's discretion, have the Mortgaged Property inspected at the time.

            2.6. Mortgagee's Right to Make Certain Payments. In the event Mortgagor fails to observe, comply with or perform any of the agreements, terms, covenants and conditions of the Lease, or any amendments and modifications thereof, or fails to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations, and encumbrances, or fails to keep the Mortgaged Property insured or to deliver the policies, premiums paid, or fails to repair the Mortgaged Property as herein agreed, Mortgagee is hereby authorized, at its election, to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations, and encumbrances, or any part thereof, without being required to investigate the validity and/or necessity thereof, and without Mortgagee waiving or affecting any option, lien, equity, or right under or by virtue of this Mortgage. The full amount of each and every such payment made by Mortgagee shall be due and payable by Mortgagor within five (5) days of written demand and shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined, and together with such interest, shall be secured by the lien of this Mortgage. Nothing herein contained shall be construed as requiring Mortgagee to advance or expend monies for any of the purposes mentioned in this Paragraph.

            2.7. Payment of Expenses. Mortgagor shall pay all of the costs, charges, and expenses, including, without limitation, reasonable attorney's fees and costs, disbursements, and costs of abstracts of title, incurred or paid at any time by Mortgagee because and/or in the event of the failure on the part of Mortgagor promptly and fully to perform, comply with, and abide by each and every stipulation, agreement, condition, and covenant of the Loan Documents. Such costs, charges, and expenses shall be immediately due and payable, without notice, demand, attempt to collect, or suit pending. The full amount of each and every payment shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of this Mortgage.

            2.8. No Transfer. Mortgagor covenants and agrees not to sell, convey, transfer, lease, or further encumber any interest in or any part of the Mortgaged Property without the prior written consent of Mortgagee, and any such sale, conveyance, transfer, lease, or encumbrance made without Mortgagee's prior written consent shall be null and void. If any person should obtain an interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any lien, security interest, or other right, directly or indirectly, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by Mortgagor and a default hereunder.

            2.9. After Acquired Property. The lien of this Mortgage will automatically attach, without further act, to all after acquired property, whether real or personal, located in or on, or attached to, or used or intended to be used in connection with or with the operation of the Mortgaged Property.

            2.10. Additional Documents. At any time and from time to time, upon Mortgagee's request, Mortgagor shall make, execute, and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be rerecorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such further mortgages, instruments of further assurance, certificates, and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge, or perfect, or to continue and preserve the obligations of Mortgagor under the Loan Documents, and the lien of this Mortgage upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor. Upon failure by Mortgagor to do so, Mortgagee may make, execute, record, file, rerecord, refile any and all such mortgages, instruments, certificates, and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as the agent and attorney-in-fact of Mortgagor to do so.

                            III. EVENTS OF DEFAULT

            Any one of the following shall constitute an Event of Default:

                  (a) Failure by Mortgagor to pay to Lender any amount when due under the Loan Documents, including but not limited to the payment of principal or interest due under the Loan, and any fees, other charges or expenses payable under the Loan Agreement.

                  (b) There is an Event of Default as defined in the Loan Agreement.

                  (c) Failure by Mortgagor to duly keep, perform, and observe any covenant, condition, or agreement in the Loan Documents for a period of thirty (30) days after Mortgagee gives written notice specifying the failure, except for any payment obligations covered under clause (a) above for which there shall be no requirement to give notice or opportunity to cure.

                  (d) If Mortgagor or any guarantor of the Loan (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution, or similar relief for itself under any law relating to bankruptcy, insolvency, or other relief for debtors, or (iv) seeks, consents to, or acquiesces in the appointment of any trustee, receiver, master, or liquidator of itself or of all of any part of the Mortgaged Property, or (v) makes any general assignment for the benefit of creditors, or (vi) makes any admission in writing of its inability to pay its debts generally as they become due; or (vii) becomes subject to any order, judgment, or decree which involves a court arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for the debtors, which order, judgment, or decree remains unvacated and unstayed for an aggregate period of sixty (60) days, whether or not consecutive, from the date of entry thereof; or
(viii) any trustee, receiver, or liquidator of Mortgagor or of any part of the Mortgaged Property is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of sixty
(60) days, whether or not consecutive.

                  (e) Any breach of any warranty or material untruth of any representation of Mortgagor contained in the Loan Documents.

                  (f) An event of default under any existing or future notes, loans, advances, guarantee, or other indebtedness owed to the Mortgagee by the Mortgagor, or any or either of them, or under any instrument securing such indebtedness.

                  (g)   An event of default under the Lease.

                          IV. REMEDIES OF MORTGAGEE

            4.1. Acceleration. If an Event of Default shall have occurred, which has not been cured within the applicable cure period, Mortgagee may declare the outstanding principal amount of the Loan, the interest accrued thereon, and all other sums secured hereby, to be due and payable without demand, notice, or presentment for payment.

            4.2. Other Remedies. If an Event of Default shall have occurred, Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy; (a) to enforce payment of the Loan or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction; (c) to collect all rents, issues, profits, revenues, income, accounts, proceeds, or other benefits from the Mortgaged Property; (d) to seek appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, issues, profits, revenues, income, accounts or other benefits thereof and apply the same as the court may direct, and such receiver shall have all rights and powers permitted under law; and (e) to pursue any other remedy available to it, including taking possession of the Mortgaged Property without notice or hearing to Mortgagor. Mortgagee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Mortgagee may determine.

            4.3. No Waiver. No delay or omission of Mortgagee or of any owner and holder of the Loan and the Loan Documents to exercise any right, power, or remedy accruing upon any Event of Default shall exhaust or impair any such right, power, or remedy to be construed as a waiver of any such Event of Default or constitute acquiescence therein.

            4.4. Non-Exclusive Remedies. No right, power, or remedy conferred upon or reserved to Mortgagee by the Loan Documents, is exclusive of any other right, power or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given hereunder, under the Loan Documents, or now or hereafter existing at law, in equity, or by statute.


                               V. MISCELLANEOUS

            5.1. Successors and Assigns Bound. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors, and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

            5.2. Invalid or Unenforceable. In the event that any of the covenants, agreements, terms, or provisions contained in the Loan Agreement, or the other Loan Documents, shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, and in any Loan Document, shall not be in any way affected, prejudiced, or disturbed thereby.

            5.3. Future Advances. Mortgagor acknowledges that Mortgagee has no obligation to make any future advances, but should Mortgagee elect, in its sole discretion, to do so, the provisions of this Section 5.3 shall apply. This Mortgage is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances are made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured at one time shall not exceed $2,000,000.00, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

            5.4. Obligation of Mortgagor. Mortgagor shall pay the cost of releasing or satisfying this Mortgage of record.

            5.5. Default Rate. "Default Rate" has the meaning given to it in the Loan Agreement.

            5.6. Headings. The headings of any paragraph of this Mortgage are for convenience only and shall not be used to interpret any provision hereof.

            5.7. Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

            5.8. Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

            5.9. Payment of Costs and Expenses. Mortgagor agrees to reimburse Mortgagee for any of its out-of-pocket costs and expenses (including without limitation attorneys' fees) arising in connection with the preparation, negotiation, closing and administration of this Mortgage and the enforcement of Lender's rights under the Loan Agreement, as amended.

            5.10. Costs, Expenses and Taxes. Mortgagor agrees to pay on demand
(a) all costs and expenses (including reasonable attorneys' fees) of Mortgagee in connection with any extension, modification, waiver or release of any Loan Documents, and (b) all costs and expenses of Lender incurred in any work-out, defense or enforcement of any Loan Documents, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Mortgagor shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Documents or payments thereunder (other than Taxes on the overall net income of Mortgagee), and agree to save Mortgagee harmless from and against all liabilities relating to any Taxes. All payments by Mortgagor shall be made free and clear of and without deduction for any Taxes of any nature now or hereafter existing.

            5.11. Indemnification by Mortgagor. MORTGAGOR AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS MORTGAGEE, ITS AFFILIATES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS,

JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS MORTGAGE, ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION OR TRANSACTION OF MORTGAGOR, ANY SUBSIDIARY, ANY GUARANTOR OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT MORTGAGOR SHALL NOT INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PERSON FOR LOSSES OR DAMAGES THAT MORTGAGOR PROVES WERE CAUSED BY SUCH PERSON'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR OTHER NEGLIGENCE. MORTGAGEE SHALL NOT BE LIABLE TO MORTGAGOR OR ANY SUBSIDIARY OR ANY GUARANTOR FOR ANY CONSEQUENTIAL DAMAGES. THIS INDEMNITY SHALL SURVIVE REPAYMENT OF MORTGAGOR'S OBLIGATIONS TO MORTGAGEE.

            5.12. JURY TRIAL WAIVER. BY AGREEING TO BINDING ARBITRATION AS PROVIDED IN THE LOAN AGREEMENT, THE PARTIES EXECUTING THIS AGREEMENT IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEFENSE, OR DISPUTE WHATSOEVER, WHETHER BASED IN TORT, CONTRACT, STATUTE OR OTHERWISE, WHETHER AT LAW OR IN EQUITY. FURTHERMORE, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM, DEFENSE, OR DISPUTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.



           [The balance of this page is intentionally left blank.]

            IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date and year first above written.


WITNESSES                                 [Name of Mortgagor],
                                          a ______ corporation


___________________________________       By:___________________________________
Signature                                 Name: Marcus A. Lemonis
                                          Title: Chief Executive Officer
___________________________________
Printed Name

___________________________________
Signature

___________________________________
Printed Name


STATE OF MINNESOTA      )
                        ) SS.
COUNTY OF HENNEPIN      )

      The foregoing instrument was acknowledged before me this ___ day of March, 2002 by Marcus A. Lemonis, the Chief Executive Officer of _____________________, a _________ corporation, on behalf of said corporation.

                                    ___________________________________
                                    Notary Public, State of Minnesota

                                  EXHIBIT A

                              Legal Description

                                  EXHIBIT B

                                    Lease





Date of Lease:   ________________________________________

Lessor:    ______________________________________________

Lessee:   _______________________________________________

Property Address:  ______________________________________


                                       12